UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                  FORM 8-K/A



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: December 14, 1998

                                Date of earliest
                         event reported: October 1, 1998



                          LINCOLN NATIONAL CORPORATION

             (exact name of registrant as specified in its charter)



        Indiana                      1-6028                     35-1140070
(State of incorporation)       (Commission File             (I.R.S. Employer
                                    Number)                 Identification No.)



              200 East Berry Street, Fort Wayne, Indiana 46802-2706
                    (Address of principal executive offices)




                   Registrant's telephone number 219-455-2000

Item 2  Acquisition or Disposition of Assets


On October 16, 1998, LNC filed a Form 8-K with the Commission regarding the announcement and closing of the purchase of the domestic individual life insurance from Aetna Inc. on October 1, 1998 for $1.0 billion. This filing is a follow-up to the October 16, 1998 filing to provide audited financial statements of the acquired business and pro forma financial information as required by Item 2 of the Form 8-K rules. This transaction was completed as a 100% indemnity reinsurance agreement among two of Aetna's affiliates (Aetna Life Insurance Company and Aetna Life Insurance and Annuity Company) and two of LNC's life insurance affiliates (Lincoln National Life Insurance Company and Lincoln Life and Annuity Company of New York). The price resulted from a negotiation process with the seller. The source of cash for this purchase was from the proceeds of two third quarter 1998 financings ($200 million 7.4% Series C Trust Originated Preferred Securities and $230 million of FELINE PRIDES) plus available cash remaining from the sale of its property casualty business segment in 1997. This block of business includes individual life insurance contracts underwritten in all states in the United States.

Pro Forma Financial Statements are shown in Item 7 of this document as follows:

    Pro Forma Condensed Consolidated Balance Sheet as of
         September 30, 1998.............................................Page 25

    Pro Forma Condensed Consolidated Statements of Income:
         Nine Months Ended September 30, 1998...........................Page 26
         Year Ended December 31, 1997...................................Page 27

    Notes to Pro Forma Financial Information............................Page 28

Item 7  Financial Statements and Exhibits


(a)  Financial statements of business acquired

The audited financial statements covering the domestic individual life insurance business being acquired are on pages 4 through 24 of this filing.


(b) Pro forma condensed consolidated financial information (unaudited)

The following pro forma condensed consolidated balance sheet of LNC and its subsidiaries as of September 30, 1998 and the pro forma condensed consolidated statements of income for the year ended December 31, 1997 and nine months ended September 30, 1998 have been prepared based on the historical results of operations and financial condition of LNC. Pro forma adjustments, which have been prepared by LNC's management and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial information. Other acquisition/disposition activities completed by LNC during 1998 which are not related to the transaction described above have not been included in the following pro forma condensed consolidated financial statements since they are not material to LNC's financial position or results of operations either individually or in the aggregate as defined within the regulatory guidelines.

The pro forma condensed consolidated balance sheet assumes that LNC's acquisition of the block of individual life business from Aetna, Inc. had been consummated as of September 30, 1998. The pro forma condensed consolidated statements of income assume that LNC's acquisition of the block of individual life business from Aetna, Inc. had been consummated on January 1, 1997. The actual acquisition date was October 1, 1998. LNC believes that the following pro forma income statement may not be indicative of the results that actually would have occurred if the acquisition described in this document had been in effect on January 1, 1997 or indicative of the results which may be achieved in the future.

The pro forma financial information on pages 25 through 28 of this filing should be read in conjunction with the audited financial statements of LNC.


(c)  Exhibit

     Exhibit 23     Consent of KMPG Peat Marwick LLP, Independent Auditors.

                          Independent Auditors' Report


The Board of Directors of Aetna Life Insurance and Annuity Company The Board of Directors of Aetna Life Insurance Company:


We have audited the accompanying historical statements of assets and liabilities of the Life Insurance Businesses as of September 30, 1998 and December 31, 1997, and the related historical statements of income and changes in net assets and cash flows for the nine month period ended September 30, 1998 and for the twelve month period ended December 31, 1997. These financial statements are the responsibility of Aetna Life Insurance and Annuity Company's and Aetna Life Insurance Company's (the "Companies") management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the historical assets and liabilities, income, changes in net assets and cash flows of the Life Insurance Businesses pursuant to the contractual agreements referred to in Note 1, and is not intended to be a complete presentation of the Companies' assets and liabilities, income, changes in net assets and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the historical assets and liabilities of the Life Insurance Businesses as of September 30, 1998 and December 31, 1997, and the related historical income, changes in net assets and cash flows for the nine month period ended September 30, 1998 and twelve month period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                         /s/KPMG Peat Marwick LLP


Hartford, Connecticut
November 25, 1998

            Historical Statements of Income and Changes in Net Assets


                                                                 For the nine month      For the twelve
                                                                    period ended       month period ended
                                                                    September 30,        December 31,
                                 (millions)                              1998                1997

Statements of Income:
Revenue:
  Premiums                                                              $ 60.7               $ 93.6
  Charges assessed against policyholders                                 161.5                213.0
  Net investment income                                                  180.3                244.5
  Net realized capital gains                                               0.2                  7.1
  Other income                                                             3.1                  3.7
                                                                   ------------          -----------
        Total revenue                                                    405.8                561.9
                                                                   ------------          -----------

Benefits and expenses:
  Current and future benefits                                            212.8                323.9
  Operating expenses                                                      46.2                 66.7
  Amortization of deferred policy acquisition costs                       38.6                 45.2
                                                                   ------------          -----------
       Total benefits and expenses                                       297.6                435.8

Income before income taxes                                               108.2                126.1

   Income taxes                                                           35.3                 44.8
                                                                   ------------          -----------

Net income                                                              $ 72.9               $ 81.3
                                                                   ============          ===========


Statements of Changes in Net Assets:
Net income                                                              $ 72.9               $ 81.3
Amounts transferred out of Life Insurance Businesses                     (99.8)               (76.7)
Change in unrealized gains on investments, net                            11.5                  8.2
                                                                   ------------          -----------

Net change in net assets                                                 (15.4)                12.8
                                                                   ------------          -----------

Net assets, beginning of period                                          661.0                648.2
                                                                   ============          ===========
Net assets, end of period                                              $ 645.6              $ 661.0
                                                                   ============          ===========


See Notes to Historical Financial Statements.



                 Historical Statements of Assets and Liabilities


                                                                    September 30,         December 31,
                                  (millions)                            1998                  1997
Assets

Investments:
  Debt securities available for sale, at fair value
    (amortized cost: $1,343.8 and $2,832.1)                           $ 1,428.9             $ 2,953.6
  Equity securities, available for sale:
    Nonredeemable preferred stock (cost: $0.6  and $7.6)                    0.6                   7.6
    Common stock (cost: $20.4 and 26.6)                                    19.8                  28.1
  Short-term investments                                                   33.4                  22.7
  Mortgage loans                                                           53.2                  60.8
  Real estate                                                               3.4                   6.0
  Policy loans                                                            372.8                 377.6
                                                                   -------------         -------------
       Total investments                                                1,912.1               3,456.4

Cash and cash equivalents                                               1,573.4                  64.5
Short-term investments under securities loan agreement                    131.1                     -
Accrued investment income                                                  20.9                  39.4
Premiums due and other receivables                                         32.3                  26.1
Deferred policy acquisition costs                                         867.3                 836.1
Income taxes receivable                                                     4.0                     -
Separate account assets                                                   439.2                 355.1
                                                                   -------------         -------------

       Total assets                                                   $ 4,980.3             $ 4,777.6
                                                                   =============         =============

Liabilities

Liabilities:
  Future policy benefits                                              $ 3,256.3             $ 3,270.6
  Unpaid claims and claim expenses                                         31.0                  38.8
  Policyholders' funds                                                    183.0                 186.0
                                                                   -------------         -------------
       Total insurance reserve liabilities                              3,470.3               3,495.4
  Payables under securities loan agreement                                131.1                     -
  Other liabilities                                                        92.0                  81.2
  Income taxes:
    Current                                                                   -                   4.1
    Deferred                                                              135.1                 113.5
  Participating policyholders' interests                                   68.7                  69.9
  Separate account liabilities                                            437.5                 352.5
                                                                   -------------         -------------
       Total liabilities                                                4,334.7               4,116.6
                                                                   -------------         -------------

Net Assets                                                                645.6                 661.0
                                                                   -------------         -------------

         Total liabilities and net assets                             $ 4,980.3             $ 4,777.6
                                                                   =============         =============

See Notes to Historical Financial Statements.

                       Historical Statements of Cash Flows

                                                                 For the nine month       For the twelve
                                                                     period ended       month period ended
                                 (millions)                          September 30,          December 31,
                                                                         1998                  1997
Cash Flows from Operating Activities:
   Net income                                                           $ 72.9                $ 81.3
   Adjustments to reconcile net income to net cash provided
    by operating activities:
   Decrease (increase)  in accrued investment income                      18.5                  (1.3)
   Increase in premiums due and other receivables                         (6.3)                 (1.8)
   Decrease (increase) in policy loans                                     4.8                  (3.2)
   Increase in deferred policy acquisition costs                         (31.2)                (55.5)
   Increase in insurance reserve liabilities                               4.8                 164.1
   Net change in other liabilities and other assets                       25.7                 (73.1)
   Net change in income taxes                                             15.8                  (0.1)
   Net accretion of discount on investments                               (4.9)                 (8.6)
   Net realized capital gains                                             (0.2)                 (7.1)
                                                                   -------------         -------------
        Net cash provided by operating activities                         99.9                  94.7
                                                                   -------------         -------------

Cash Flows from Investing Activities:
   Proceeds from sales of:
      Debt securities available for sale                               2,325.7               1,857.0
      Equity securities                                                   23.6                  20.7
      Mortgage loans                                                       7.6                 125.0
      Real estate                                                          2.9                  17.2
   Investment maturities and collections of:
      Debt securities available for sale                                 232.0                 204.8
      Short-term investments                                              63.3                 230.6
   Cost of investment purchases in:
      Debt securities available for sale                              (1,061.1)             (2,224.8)
      Equity securities                                                   (9.6)                (13.8)
      Short-term investments                                             (76.4)               (247.4)
      Mortgage loans                                                         -                  (0.3)
      Real estate                                                         (0.1)                (10.5)
                                                                   -------------         -------------
        Net cash provided by (used for) investing activities           1,507.9                 (41.5)
                                                                   -------------         -------------

Cash Flows from Financing Activities:
   Amounts transferred out of Life Insurance Businesses                  (99.8)                (76.7)
   Capital contribution to separate account                                  -                  (2.6)
   Return of capital from separate account                                 0.9                     -
                                                                   -------------         -------------
        Net cash used for financing activities                           (98.9)                (79.3)
                                                                   -------------         -------------

Net increase (decrease) in cash and cash equivalents                    1,508.9                 (26.1)
                                                                   -------------         -------------
Cash and cash equivalents, beginning of period                             64.5                  90.6
                                                                   -------------         -------------

Cash and cash equivalents, end of period                              $ 1,573.4                $ 64.5
                                                                   -------------         -------------


Supplemental cash flow information:
    Income taxes paid, net                                               $ 19.6                $ 46.2
                                                                   =============         =============

See Notes to Historical Financial Statements.


                    Notes to Historical Financial Statements

1.   Summary of Significant Accounting Policies

     On October 1, 1998, Aetna Life Insurance and Annuity Company ("ALIAC") and Aetna Life Insurance Company ("ALIC"), collectively, the "Companies", the ultimate parent of which is Aetna Inc., ("Aetna"), sold their domestic individual life insurance businesses, collectively, the "Life Insurance Businesses", to The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York, collectively, "Lincoln", for $1 billion in cash. The transaction is generally in the form of an indemnity reinsurance arrangement, under which Lincoln contractually assumed from the Companies certain policyholder liabilities and obligations which were accounted for in conformity with accounting practices prescribed or permitted by the State of Connecticut Insurance Department ("statutory"), although the Companies remain directly obligated to policyholders. On October 1, 1998, approximately $3 billion of statutory policyholder liabilities were transferred to Lincoln. Certain invested assets related to and supporting the liabilities and obligations transferred were sold to consummate the transaction. The proceeds of the sale of the invested assets were transferred to Lincoln and the Companies recorded a reinsurance receivable from Lincoln.

     Basis of Presentation

     The accompanying historical financial statements of the Life Insurance Businesses have been prepared in accordance with generally accepted
     accounting  principles  and  reflect  the  historical  assets,   historical
     liabilities and net assets, historical results of operations, historical changes in net assets and historical cash flows allocated and directly supporting the Life Insurance Businesses.

     These historical financial statements are not intended to present what the Life Insurance Businesses would look like after the transaction with Lincoln.

     The Life Insurance Businesses include universal life, traditional whole life, term insurance and participating life insurance.

     New Accounting Standards

     Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants ("AICPA") was adopted on January 1, 1998. This statement requires that certain costs incurred in developing internal-use computer software be capitalized, and provides guidance for determining whether computer software is considered to be for internal use. The Companies will amortize these costs over a period of 3 to 5 years. Previously, the Companies expensed the cost of internal-use computer software as incurred. The adoption of this statement resulted in an increase to the Life Insurance Businesses' net income of $1.2 million (after tax) for the nine-month period ended September 30, 1998.

                    Notes to Historical Financial Statements

     New Accounting Standards (continued)

     Financial Accounting Standard ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in September 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities. FAS No. 125 was effective for 1997 financial statements; however, certain provisions relating to accounting for repurchase agreements and securities lending were not effective until January 1, 1998. The adoption of those provisions effective in 1998 did not have a material effect on the Life Insurance Businesses' financial position or results of operations.

     Future Application of Accounting Standards

     In October 1998, the AICPA issued SOP 98-7, Deposit Accounting: Accounting for Insurance and Reinsurance Contracts That Do Not Transfer Insurance Risk, which provides guidance on how to account for all insurance and reinsurance contracts that do not transfer insurance risk, except for long-duration life and health insurance contracts. This statement is effective for financial statements beginning January 1, 2000, with early adoption permitted. The impact of the adoption of this statement is not expected to impact the Life Insurance Businesses.

     In June 1998, the Financial Accounting Standards Board issued FAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This standard requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. This standard is effective for financial statements beginning January 1, 2000, with early adoption permitted. The impact of the adoption of this statement and the potential effect on the financial position or results of operations of the Life Insurance Businesses is currently being evaluated.

     In December 1997, the AICPA issued Statement of Position 97-3, Accounting by Insurance and Other Enterprises for Insurance-Related Assessments, which provides guidance for determining when an insurance or other enterprise should recognize a liability for guaranty-fund and other insurance related assessments and guidance for measuring the liability. This statement is effective for 1999 financial statements with early adoption permitted. The impact of the adoption of this statement and the potential effect on the financial position or results of operations of the Life Insurance Businesses is not expected to be material.

                    Notes to Historical Financial Statements

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, including, but not limited to those related to allocations to the Life Insurance Businesses, and assumptions that affect the amounts reported in these historical financial statements and accompanying notes. Actual results could differ from reported results using those estimates. In the opinion of management all adjustments necessary for a fair statement of results have been made. All such adjustments are of a normal, recurring nature.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

     Investments

     The Companies segment their general account investments in order to match the assets and liabilities of their respective businesses. Accordingly, investments included within these historical financial statements have been specifically identified, as well as allocated, by the Companies to the Life Insurance Businesses.

     Debt and equity securities are classified as available for sale and carried at fair value. These securities are written down (as realized capital losses) for other than temporary declines in value. Unrealized capital gains and losses related to available for sale investments, other than amounts allocable to experience rated contractholders, are reflected in net assets, net of related taxes.

     Fair values for debt and equity securities are based on quoted market prices or dealer quotations. Where quoted market prices or dealer quotations are not available, fair values are measured utilizing quoted market prices for similar securities or by using discounted cash flow methods. Cost for mortgage-backed securities is adjusted for unamortized premiums and discounts, which are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments.

     The Companies engage in securities lending whereby certain securities from their portfolios, including the Life Insurance Businesses' portfolios, are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of a loaned domestic security and 105% of the market value of a loaned foreign security. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Companies guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates. At September 30, 1998 and December 31, 1997, the Companies loaned securities

                      Notes to Historical Financial Statements

     Investments (continued)

     of the Life Insurance Businesses (which are reflected as invested assets) with a market value of approximately $131.1 million and 235.1 million, respectively.

     Purchases and sales of debt and equity securities are recorded on the trade date. Sales of mortgage loans and real estate are recorded on the closing date.

     Mortgage loans and policy loans are carried at unpaid principal balances, net of impairment reserves. A mortgage loan is considered impaired when it is probable that amounts due according to the contractual terms of the loan agreement will be unable to be collected (delays of up to 60 days may not result in a loan being considered impaired). For impaired loans, a specific impairment reserve is established for the difference between the recorded investment in the loan and the estimated fair value of the collateral. This loan impairment policy is applied individually to all loans in the portfolio and does not aggregate loans for the purpose of applying such provisions. Full or partial charge-offs of loans are recorded at the time an event occurs affecting the legal status of the loan, typically at the time of foreclosure or upon a loan modification giving rise to forgiveness of debt. A general reserve is established for losses management believes are likely to arise from loans in the portfolio, other than for those losses as to which there has been a specific reserve established. Interest is not accrued on impaired loans when management believes the collection of interest is unlikely. Investment real estate intended to be held for the production of income is carried at depreciated cost, including capital additions, net of write-downs for other than temporary declines in fair value. Properties held for sale (primarily acquired through foreclosure) are carried at the lower of cost or fair value less estimated selling costs. Adjustments to the carrying value of properties held for sale are recorded in a valuation reserve when the fair value less estimated selling costs is below cost. Fair value is generally estimated using a discounted future cash flow analysis in conjunction with comparable sales information. Property valuations are reviewed regularly by investment management.

     Short-term investments, consisting primarily of money market instruments and other debt issues purchased with a maturity of 91 days to one year, are considered available for sale and are carried at fair value, which approximates amortized cost.

     Futures contracts are utilized for other than trading purposes in order to hedge investment returns and price risk and to align maturities, interest rates, and funds availability with their obligations. In 1998, U.S. treasury futures were utilized to hedge interest rate risk from the date the reinsurance transaction with Lincoln was announced in May 1998 to the date the investments supporting the Life Insurance Businesses were sold.

                       Notes to Historical Financial Statements

     Investments (continued)

     Futures contracts are carried at fair value and require daily cash settlement. Changes in the fair value of futures contracts allocable to experience rated contracts are deducted from capital gains or losses with an offsetting amount reported in future policy benefits. Changes in the fair value of futures contracts allocable to non-experience rated contracts and that qualify as hedges are deferred and recognized as an adjustment to the hedged asset or liability. Deferred gains or losses on such futures contracts are amortized over the life of the acquired asset or liability as a yield adjustment or through net realized capital gains or losses upon disposal of an asset. Changes in the fair value of futures contracts that do not qualify as hedges are recorded in net realized capital gains or losses. Hedge designation requires specific asset or liability identification, a probability at inception of high correlation with the position underlying the hedge, and that high correlation be maintained throughout the hedge period. If a hedging instrument ceases to be highly correlated with the position underlying the hedge, hedge accounting ceases at that date and excess gains or losses on the hedging instrument are reflected in net realized capital gains or losses.

     Deferred Policy Acquisition Costs

     Certain costs of acquiring insurance business are deferred. These costs, all of which vary with and are primarily related to the production of new and renewal business, consist principally of commissions, certain expenses of underwriting and issuing contracts, and certain agency expenses.

     For fixed ordinary life contracts, such costs are amortized over expected premium-paying periods (up to 20 years). For universal life contracts, such costs are amortized in proportion to estimated gross profits and adjusted to reflect actual gross profits over the life of the contracts (up to 50 years). Deferred policy acquisition costs are written off to the extent that it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses and expenses.

     Insurance Reserve Liabilities

     Future policy benefits include reserves for universal life and traditional life insurance contracts. Reserves for universal life contracts are equal to cumulative deposits less charges and withdrawals plus credited interest thereon. Reserves for traditional life contracts are computed on the basis of assumed investment yield, mortality and expenses, including a margin for adverse deviations. Such assumptions vary by plan, year of issue and policy duration. Reserve interest rates range from 2.25% to 6.75% for all periods presented. Investment yield is based on the experience of the Life Insurance Businesses' portfolios. Mortality and withdrawal rate assumptions are based on relevant Aetna experience and are periodically reviewed against both industry standards and experience.

                    Notes to Historical Financial Statements

    Insurance Reserve Liabilities (continued)

    Policyholders' funds include reserves for dividends on participating policies left with the Companies and premium and other deposit funds.

    Unpaid claims for all lines of insurance include benefits for reported losses and estimates of benefits for losses incurred but not reported.

    Premiums, Charges Assessed Against Policyholders, Benefits and Expenses

    For universal life contracts, charges assessed against policyholders' funds for the cost of insurance, surrender charges, and other charges and fees are recorded as revenue in charges assessed against policyholders. Other amounts received for these contracts are reflected as deposits and are not recorded as revenue. Life insurance premiums, other than premiums for universal life contracts, are recorded as premium revenue when due. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts.

    Separate Account

    Assets held under variable universal life contracts are segregated in a separate account and are invested, as designated by the contractholder or participant under a contract, in shares of mutual funds which are managed by an affiliate of Aetna, or in shares of other selected mutual funds not managed by an affiliate of Aetna.

    Separate account assets and liabilities are carried at fair value.

    Separate account assets and liabilities are shown as separate captions in the historical statements of assets and liabilities. Deposits, investment income and net realized and unrealized capital gains or losses of the separate account are not reflected in the historical statements of income and changes in net assets. The historical statements of cash flows do not reflect investment activity of the separate account.

    Income Taxes

    The Companies are included in the consolidated federal income tax return of Aetna and are taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses or benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                     Notes to Historical Financial Statements

    Net Assets

    Net assets represent the excess of assets over liabilities. Net assets include unrealized holding gains and losses on investments.

2.  Investments

    Debt securities available for sale at September 30, 1998 were as follows:


                                                                               Gross            Gross
     (millions)                                            Amortized        Unrealized        Unrealized           Fair
                                                              Cost             Gains            Losses             Value


     U.S. government and government
        agencies and authorities                          $     65.5        $    11.7          $    -         $     77.2

     States, municipalities and political
        subdivisions                                             2.5              1.2               -                3.7

     U.S. corporate securities                                 756.4             50.3             3.0              803.7

     Foreign securities                                        220.4             13.7             8.6              225.5

     Residential mortgage-backed securities                    141.7             15.1              .5              156.3

     Commercial/Multifamily mortgage-
        backed securities                                       49.3              1.2              .1               50.4

     Other asset-backed securities                             108.0              4.1               -              112.1
                                                          ----------        ---------          ------        -----------

     Total debt securities                                $  1,343.8        $    97.3          $ 12.2        $   1,428.9
                                                          ==========        =========          ======        ===========

                    Notes to Historical Financial Statements

     Debt securities available for sale at December 31, 1997 were as follows:


                                                                               Gross            Gross
     (millions)                                            Amortized        Unrealized        Unrealized           Fair
                                                              Cost              Gains           Losses             Value



     U.S. government and government
        agencies and authorities                          $     290.9       $     18.8         $    -            $   309.7

     States, municipalities and political
        subdivisions                                              2.5               .8              -                  3.3

     U.S. corporate securities                                1,087.7             51.3              1.2            1,137.8

     Foreign securities                                         386.1             24.5             13.2              397.4

     Residential mortgage-backed securities                     618.4             31.7               .4              649.7

     Commercial/Multifamily mortgage-
        backed securities                                        89.7              2.6               -                92.3

     Other asset-backed securities                              356.8              6.8               .2              363.4
                                                          -----------       ----------         --------          ---------


     Total debt securities                                $   2,832.1       $    136.5         $   15.0          $ 2,953.6
                                                          ===========       ==========         ========          =========


     At September 30, 1998 and December 31, 1997 net unrealized  appreciation of
     $85.1 million and $121.5 million, respectively, on available-for-sale debt securities included $43.0 million and $72.8 million, respectively, related to experience rated contracts, which were not reflected in net assets but were in future policy benefits.


                    Notes to Historical Financial Statements

     The amortized cost and fair value of debt securities for the nine-month period ended September 30, 1998, are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.

           (millions)                              Amortized              Fair
                                                     Cost                Value

         Due to mature:
           One year or less                      $    23.8           $    23.9
           After one year through five years         155.0               160.3
           After five years through ten years        324.5               333.6
           After ten years                           541.5               591.9
           Mortgage-backed securities                191.0               207.0
           Other asset-backed securities             108.0               112.2
                                                    ------               -----

                  Total                           $1,343.8            $1,428.9
                                                  ========            ========


     There were no investments in a single issuer, other than obligations of the U.S. government, with an amortized cost in excess of 10% of the Life Insurance Businesses' net assets at September 30, 1998.

     Included in debt securities were residential collateralized mortgage obligations ("CMOs") supporting the following:


                                                                    September 30, 1998              December 31, 1997
                                                               ---------------------------      ------------------------

         (millions)                                              Amortized            Fair      Amortized         Fair
                                                                    Cost             Value        Cost            Value
         Total residential CMOs (1)                            $      76.1      $     81.5     $   337.1      $     352.4
                                                               ===========      ===========     =========      ===========

         Percentage of total:
             Supporting experience rated products                                     83.1%                          81.2%
             Supporting remaining products                                            16.9                           18.8
                                                                                -----------                    -----------
                                                                                     100.0%                         100.0%


(1) At September 30, 1998 and December 31, 1997, approximately 37% and 71%, respectively, of these residential CMO holdings were backed by government agencies such as GNMA, FNMA and FHLMC.

                    Notes to Historical Financial Statements

     There are various categories of CMOs which are subject to different degrees of risk from changes in interest rates and, for nonagency-backed CMOs, defaults. The principal risks inherent in holding CMOs are prepayment and extension risks related to dramatic decreases and increases in interest rates resulting in the repayment of principal from the underlying mortgages either earlier or later than originally anticipated. At both September 30, 1998 and December 31, 1997, approximately 1% of the Life Insurance Businesses' CMO holdings were invested in types of CMOs which are subject to more prepayment and extension risk than traditional CMOs (such as interest- or principal-only strips).

3.   Financial Instruments

     Estimated Fair Value

     The  carrying  value  and  estimated  fair  values  of  certain   financial
     instruments at September 30, 1998 and December 31, 1997, were as follows:

                    September 30, 1998            December 31, 1997
                   --------------------        ------------------------
 (millions)        Carrying      Fair           Carrying        Fair
                     Value       Value            Value         Value

Mortgage loans     $  53.2     $   53.0        $    60.8      $    61.4
                   =======     ========        =========      =========

     Fair value estimates are made at a specific point in time, based on available market information and judgments about the financial instrument, such as estimates of timing and amount of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument. In evaluating the management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

     Fair values of mortgage loans are estimated by discounting expected mortgage loan cash flows at market rates which reflect the rates at which similar loans would be made to similar borrowers. The rates reflect management's assessment of the credit quality and the remaining duration of the loans.

                    Notes to Historical Financial Statements

     Off-Balance-Sheet and Other Financial Instruments (including Derivative Instruments)

     Off-balance-sheet and other financial instruments are used primarily to manage portfolio risks, including interest rate, prepayment/call, credit, price, and liquidity risks. In 1998 and 1997, U.S. treasury futures contracts were used to manage interest rate risk in the debt securities portfolio.

     Futures Contracts:

     Futures contracts represent commitments to either purchase or sell securities at a specified future date and at a specified price or yield. Futures contracts trade on organized exchanges and, therefore, have minimal credit risk. Cash settlements are made daily based on changes in the prices of the underlying assets. The notional amounts, carrying values and estimated fair values of the open U.S. treasury futures at September 30, 1998 were $786.2 million, ($6.3) million, and ($6.3) million, respectively. These open U.S. treasury futures were related to hedging the interest rate risk on the assets supporting the Life Insurance Businesses sold to Lincoln. There were no open U.S. treasury futures at December 31, 1997.

     Debt Instruments with Derivative Characteristics:

     Debt securities also include investments in certain debt instruments with derivative characteristics, including those whose market value is at least partially determined by, among other things, levels of or changes in domestic and/or foreign interest rates (short or long term), exchange rates, prepayment rates, equity markets or credit ratings/spreads. The amortized cost and fair value of these securities, included in the debt securities portfolio, at September 30, 1998, was as follows:

         (millions)                                     Amortized       Fair
                                                          Cost          Value

Residential collateralized mortgage obligations          $ 76.1        $ 81.5
     Principal-only strips (included above)                  .7           1.7
     Interest-only strips (included above)                   .1            .1
Other structured securities with derivative
     characteristics (1)                                    5.4           4.1

(1) Represents non-leveraged instruments whose fair values and credit risk are based on underlying securities, including fixed income securities and interest rate swap agreements.

                                    Notes to Historical Financial Statements

4.   Net Investment Income

     Sources of net investment income were as follows:

   (millions)                         For the nine month   For the twelve month
                                        period ended         period ended
                                      September 30, 1998    December 31, 1997

   Debt securities                        $ 153.9                 $ 210.5
   Nonredeemable preferred stock              1.0                      .8
   Mortgage loans                             4.2                     9.2
   Real estate                                 .4                     1.1
   Policy loans                              14.0                    19.6
   Cash equivalents                           9.2                     5.7
   Other                                       .2                     2.5
                                          -------                  ------
   Gross investment income                  182.9                   249.4
   Less investment expenses                   2.6                     4.9
                                          -------                  ------
   Net investment income                  $ 180.3                 $ 244.5
                                          =======                 =======

     Net investment income includes amounts allocable to experience rated contractholders of $113.9 million and $152.2 million for the nine month period ended September 30, 1998 and the twelve month period ended December 31, 1997, respectively. Interest credited to contractholders is included in current and future benefits.

5.   Capital Gains and Losses on Investment Operations

     Realized capital gains or losses are the difference between the carrying value and sale proceeds of specific investments sold.

      Realized capital gains (losses) on investments were as follows:

(millions)                                     For the            For the
                                          nine month period  twelve month period
                                                ended              ended
                                         September 30, 1998   December 31, 1997

Debt securities                                $    5.5            $  2.5
Equity securities                                   0.7               1.4
Mortgage loans                                     (0.1)              2.1
Real estate                                         1.2               0.5
Futures                                            (7.0)              -
Other                                              (0.1)              0.6
                                               ---------           ------
Pretax net realized capital gains              $    0.2            $  7.1
                                               =========           ======
After tax net realized capital gains           $    0.1            $  4.6
                                               =========           ======

                    Notes to Historical Financial Statements

     Net realized capital losses of $49.4 million for the nine month period ended September 30,1998 and net realized capital gains of $12.4 million for the twelve month period ended December 31, 1997 allocable to experience rated contracts, were deducted from net realized capital gains for both periods and an offsetting amount was reflected in future policy benefits.

     Proceeds from the sale of available-for-sale debt securities and the related gross gains and losses were as follows:

(millions)                    For the nine month         For the twelve month
                                 period ended                period ended
                              September 30, 1998          December 31, 1997

Proceeds on Sales               $    2,325.7                $   1,857.0
Gross Gains                              7.6                        3.4
Gross Losses                             2.1                         .9

6.   Severance and Facilities Charges

     In the third quarter of 1996, the Life Insurance Businesses were allocated a $9.2 million after tax severance and facilities charge from the Companies to reflect actions taken or expected to be taken to improve their cost structure relative to their competitors. The severance portion of the charge was based on a plan to eliminate certain customer service, sales and information technology support staff positions. The facilities portion of the charge is based on a plan to consolidate sales/services field offices. As of the nine month period ended September 30, 1998 and the twelve month period ended December 31, 1997, $1.7 million after tax and $3.6 million after tax, respectively, remained.

7.   Income Taxes

     The Companies are included in the consolidated federal income tax return, and the Unitary Illinois, the combined Connecticut and the combined New York state income tax returns of Aetna. Aetna allocates to each member an amount approximating the tax it would have incurred were it not a member of the consolidated group, and credits the member for the use of its tax saving attributes in the consolidated income tax returns.

                    Notes to Historical Financial Statements

    Income taxes consist of:

                                               For the nine     For the twelve
                                               month period      month period
                                                  ended              ended
                                               September 30,     December 31,
                                                   1998               1997
    Current taxes:
      Income taxes:
        Federal income tax                      $    31.1          $39.8
        State income tax                               .8             .1
        Net realized capital (losses) gains         (20.5)           5.2
                                                ---------            ---
                Total current                        11.4           45.1
                                                ---------           ----
    Deferred taxes (benefits):
      Income taxes:
        Federal income tax                            3.3            2.4
        Net realized capital gains (losses)          20.6           (2.7)
                                                ---------           ----
              Total deferred                         23.9            (.3)
                                                ---------            ---
    Total                                       $    35.3          $44.8
                                                =========          ======


     Income taxes were different from the amount computed by applying the federal income tax rate to income before income taxes for the following reasons:

  (millions)                                 For the nine        For the twelve
                                             month period         month period
                                                ended                 ended
                                             September 30         December 31,
                                                 1998                  1997

  Income before income taxes                   $  108.2              $  126.1
  Tax rate                                           35%                   35%
                                                -------               -------
  Application of the tax rate                      37.9                  44.2
                                                -------               -------
  Tax effect of:
    State income tax, net of federal benefit         .5                    .1
    Participating policyholders' interest          (2.2)                  1.7
    Other, net                                      (.9)                 (1.2)
                                                --------              --------
       Income taxes                            $   35.3              $   44.8
                                               =========             =========

            Notes to Historical Financial Statements

     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are presented below:

(millions)                                      For the nine     For the twelve
                                                month period      month period
                                                    ended            ended
                                                September 30,    December 31,
                                                    1998             1997

Deferred tax assets:
   Insurance reserves                              $    104.3         $   116.9
   Unrealized gains allocable to experience
     rated contracts                                     15.1              25.5
     Investment (losses) gains                            (.9)              2.0
   Postretirement benefits other than pensions
                                                          9.0               9.1
   Deferred compensation                                  9.1               6.8
   Other                                                  3.0               6.9
                                                    ---------          --------
Total gross assets                                      139.6             167.2

Deferred tax liabilities:
   Deferred policy acquisition costs                    243.5             236.8
   Market discount                                        1.4               1.4
   Net unrealized capital gains                          29.8              42.5
                                                         ----              ----
Total gross liabilities                                 274.7             280.7
                                                    ---------         ---------
Net deferred tax liability                         $    135.1       $     113.5
                                                   ==========       ===========

     Net unrealized capital gains and losses are presented in net assets, net of deferred taxes.

     The Internal Revenue Service (the "Service") has completed examinations of the consolidated federal income tax returns of Aetna through 1990. Discussions are being held with the Service with respect to proposed adjustments. Management believes there are adequate defenses against, or sufficient reserves to provide for, any such adjustments. The Service has commenced its examinations for the years 1991 through 1994.

8.   Benefit Plans

     The Life Insurance Businesses utilize employees of Aetna and its affiliates. The benefit plan charges allocated to the Life Insurance Businesses for the nine month period ended September 30, 1998 and the twelve month period ended December 31, 1997 were immaterial.

                    Notes to Historical Financial Statements

9.   Related Party Transactions

     The Companies are compensated by the Separate Account for bearing mortality and expense risks pertaining to variable life contracts. Under the insurance contracts, the Separate Account pays the Companies a daily fee which, on an annual basis, ranges, depending on the product, from .65% to 1.00% of their average daily net assets. The Companies also receive fees from the underlying mutual funds for providing investment advice (on funds where the Companies act as the investment advisor) and distribution and service fees (on other mutual funds). The amount of compensation and fees received from the Separate Account and mutual funds included in charges assessed against policyholders, amounted to $3.6 million for the nine month period ended September 30, 1998 and $3.7 million for the twelve month period ended December 31, 1997. The Companies may waive advisory fees at their discretion.

     Substantially all of the administrative and support functions of the Life Insurance Businesses are provided by the Companies and their affiliates. Operating expenses represent allocated charges for these services based upon measures appropriate for the type and nature of service provided.

10.  Reinsurance

     The Companies utilize indemnity reinsurance agreements to reduce their exposure to large losses in all aspects of the Life Insurance Businesses. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Companies as direct insurers of the risks reinsured. The Companies evaluate the financial strength of potential reinsurers and continually monitor the financial condition of reinsurers. Only those reinsurance recoverables deemed probable of recovery are reflected as assets on the Historical Statements of Assets and Liabilities.

     Effective January 1, 1998, 90% of the mortality risk on substantially all individual universal life product business written from June 1, 1991 through October 31, 1997 was reinsured externally. Beginning November 1, 1997, 90% of mortality risk on new business written on these products was reinsured.

     The following table includes all premium amounts ceded/assumed to/from unaffiliated companies.


                                      Ceded to      Assumed
  (millions)               Direct       Other      from Other        Net
                           Amount     Companies     Companies      Amount

September 30, 1998
  Premiums:              $  62.0    $    1.4      $     .1       $   60.7
  Deposits:                380.3        18.9             -          361.4

December 31, 1997
  Premiums:                 95.0         1.5            .1           93.6
  Deposits:                491.2         6.3             -          484.9

             Notes to Historical Financial Statements

11.  Contingent Liabilities

     Litigation

     The Companies are involved in a number of lawsuits arising, for the most part, in the ordinary course of their business operations. While the ultimate outcome of litigation cannot be determined at this time, such litigation, net of reserves and giving effect to reinsurance probable of recovery, is not expected to result in liability for amounts material to the financial condition, although it may adversely affect results of operations in future periods.

12.  Participating Policyholders' Interests

         Under participating life insurance contracts issued by the Companies, the policyholder is entitled to share in the earnings of such contracts. Premiums, assets and liabilities allocable to the participating policyholders were as follows:

          (millions)        September 30,    December 31,
                                1998             1997

         Premiums           $   33.5         $   52.3
         Assets                612.5            608.4
         Liabilities           612.5            608.4

                          LINCOLN NATIONAL CORPORATION

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                               September 30, 1998
                                  (in millions)


                                                                                  Pro Forma
                                                              --------------------------------------------------
                                                    As         Acquisition of
                                                 Previously   Individual Life
                                                  Reported      Business(a)         Adjustments     Consolidated
ASSETS:
  Investments...............................    $35,763.9        $   845.3      $                    $36,609.2
  Cash and invested cash....................      2,725.4          2,461.0          (1,000.0)(b)       4,186.4
  Goodwill and other intangibles............      2,394.8          1,130.8                             3,525.6
  Other.....................................     43,722.1            101.5                            43,823.6
                                                 --------          -------      -------------        ---------

    Total Assets............................    $84,606.2        $ 4,538.6      $   (1,000.0)        $88,144.8


LIABILITIES AND
 SHAREHOLDERS' EQUITY:

  Insurance and investment
    contract liabilities....................    $74,355.0        $ 3,529.0      $                    $77,884.0
  Short and long-term debt..................      1,066.9                                              1,066.9
  Minority interest-preferred securities
    of subsidiary companies.................        745.0                                                745.0
  Other liabilities.........................      2,911.7              9.6                             2,921.3
                                                 --------        ---------      ------------         ---------

    Total Liabilities.......................     79,078.6          3,538.6                            82,617.2

  Preferred stock...........................          1.1                                                  1.1
  Common stock..............................        973.0                                                973.0
  Retained earnings.........................      3,720.0          1,000.0          (1,000.0)(b)       3,720.0
  Net unrealized gain (loss) on
    securities available-for-sale...........        773.7                                                773.7
  Other shareholders' equity................         59.8                                                 59.8
                                                ---------        ---------      ------------         ---------

    Total Shareholders' Equity..............      5,527.6          1,000.0          (1,000.0)          5,527.6
                                                ---------        ---------      ------------         ---------

    Total Liabilities and
     Shareholders' Equity...................    $84,606.2        $ 4,538.6      $   (1,000.0)        $88,144.8




See notes to unaudited pro forma condensed consolidated financial information.

                          LINCOLN NATIONAL CORPORATION

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                      Nine Months Ended September 30, 1998
                     (in millions, except per share amounts)

                                                                                 Pro Forma
                                                              ---------------------------------------------------
                                                    As         Acquisition of
                                                 Previously   Individual Life
                                                  Reported     Business (c)          Adjustments     Consolidated
REVENUE:
  Premiums and other
   considerations...........................     $2,383.7           $ 225.3           $               $  2,609.0
  Net investment income.....................      1,966.7             180.3             (23.5)(d)        2,123.5
  Realized gain on investments..............         22.7                .2                                 22.9
                                                 --------           -------           -------         ----------

    Total Revenue...........................      4,373.1             405.8             (23.5)           4,755.4


BENEFITS AND EXPENSES:

  Benefits .................................      2,349.3             212.8                              2,562.1
  Underwriting, acquisition,
    insurance and other expenses............      1,414.1              89.4                              1,503.5
  Interest expense..........................         83.5                               21.7(e)            105.2
                                                ---------           -------           ------          ----------

    Total Benefits and Expenses.............      3,846.9             302.2             21.7             4,170.8
                                                  -------           -------           ------          ----------

    Net Income before Federal
     Income Taxes...........................        526.2             103.6            (45.2)              584.6

Federal Income Taxes .......................        142.0              35.3            (14.4)(f)           162.9
                                                 --------             -----           ------          ----------

    Net Income .............................     $  384.2           $  68.3           $(30.8)         $    421.7


    Net Income Per Diluted Share............        $3.77                                                  $4.14


See notes to unaudited pro forma condensed consolidated financial information.

                          LINCOLN NATIONAL CORPORATION

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                          Year Ended December 31, 1997
                     (in millions, except per share amounts)


                                                                                 Pro Forma
                                                              ---------------------------------------------------
                                                    As         Acquisition of
                                                 Previously   Individual Life
                                                  Reported       Business (c)        Adjustments    Consolidated
REVENUE:
  Premiums and other
   considerations...........................     $2,525.1         $  310.3           $                $2,835.4
  Net investment income.....................      2,250.8            244.5            (31.4)(d)        2,463.9
  Realized gain on investments..............        122.6              7.1                               129.7
                                                 --------         --------           -------          --------

    Total Revenue...........................      4,898.5            561.9            (31.4)           5,429.0


BENEFITS AND EXPENSES:

  Benefits .................................      3,191.7            323.9                             3,515.6
  Underwriting, acquisition,
    insurance and other expenses............      1,579.4            118.0                             1,697.4
  Interest expense..........................         92.5                              32.6(e)           125.1
                                                  -------         --------           -------          --------

    Total Benefits and Expenses.............      4,863.6            441.9             32.6            5,338.1
                                                  -------         --------           -------          --------

    Net Income before Federal
     Income Taxes...........................         34.9            120.0            (64.0)              90.9

Federal Income Taxes .......................         12.7             44.8            (20.5)(f)           37.0
                                                  -------         --------           -------          --------

    Net Income from Continuing
      Operations............................         22.2             75.2           $(43.5)              53.9

Discontinued Operations.....................        911.8                                                911.8
                                                 --------         --------           -------          --------
    Net Income..............................     $  934.0         $   75.2           $(43.5)          $  965.7


    Net Income from Continuing
      Operations Per Diluted Share..........        $ .21                                                $ .58

    Net Income Per Diluted Share............        $8.98                                                $9.28


See notes to unaudited pro forma condensed consolidated financial information

LINCOLN NATIONAL CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

   Balance Sheet Items:

   (a) The data shown in this "Acquisition of Individual Life Business" column is after the preliminary application of purchase accounting. The additional analysis of the business acquired that will occur into 1999 may result in changes in the amounts or the shifting between goodwill and other intangible assets.

   (b) Pro forma adjustment to cash and invested cash reflects the $1.0 billion paid to acquire the block of individual life insurance business. These funds were from 1) funds raised during the third quarter of 1998 from the issuance of debt and the sale of portfolio investments and 2) funds from the sale of its property-casualty business in 1997. Pro forma adjustment to retained earnings reflects consolidating adjustments related to the block of individual life business acquired.


Income Statement Items:

   (c) The data shown in the "Acquisition of Individual Life Business" is as shown in the accompanying audited financial statements less the impact of the amortization of goodwill. An underlying assumption was made that the amortization of deferred acquisition costs included in the audited financial statements is equal to the amortization of the present value of future profits that would have been recorded after the completion of the acquisition.

   (d) Pro forma adjustments to reflect the reduction in net investment income resulting from the sale of select investments to fund the purchase of the individual life insurance business. Investments were assumed to be producing a pre-tax return of 5.5%.

   (e) Pro forma adjustments to reflect the increase in interest expense due to the issuance of $200 million Trust Originated Preferred Securities ("TOPrS") and $230 million of 7.75% FELINE PRIDES (service mark of Merrill Lynch & Co. Inc).

   (f) Pro forma adjustments to reflect the tax expense (credit) related to the income resulting from the reduction in net investment income and increase in interest expense [see ("c") and ("d") above]. The tax effect is less than the 35% prevailing Corporate federal tax rate because the interest on state and municipal bonds that were sold was exempt from federal taxes.


Other:

   (g) The amounts shown within the balance sheet and income statements include 100% of the individual life insurance business acquired. Subsequent to the October 1, 1998 acquisition of this individual life insurance business, LNC reached an agreement to sell the sponsored life portion of the business acquired. The disposition of this business for a sales price of $99.5 million occurred on October 14, 1998 with an effective date of October 1, 1998 and resulted in no gain or loss. The disposition was completed through the use of a 100% indemnity reinsurance agreement. During 1997, the business sold produced $48.8 million of premiums and fees and $12.0 million of net income (on the basis of generally accepted accounting principles, prior to adjustments required by purchase accounting).

                                 SIGNATURE PAGE


                          LINCOLN NATIONAL CORPORATION




                 Pursuant  to the  requirements  of  the  Securities
                 Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                         Lincoln National Corporation

                                         By /s/ Richard C. Vaughan
                                            Richard C. Vaughan
                                            Executive Vice President and
                                            Chief Financial Officer


                                         By /s/ Donald L. Van Wyngarden
                                            Donald L. Van Wyngarden
                                            Second Vice President and
                                            Controller


         Date    December 14, 1998